EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of GO EZ Corporation, Inc. (the “Company”) dated April 22, 2015, of our report relating to the Company’s financial statements for the year ended December 31, 2014, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

April 22, 2015